Exhibit 99.2

Deckers Brands Appoints Cynthia L. Davis as Chair of the Board

Michael F. Devine, III to Retire from the Board After Over 14 Years of Service

GOLETA, Calif., May 22, 2025 – Deckers Brands (NYSE: DECK), a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories, today announced the appointment of Cynthia (Cindy) L. Davis as Chair of the Board of Directors (the "Board"), effective immediately. She succeeds Michael (Mike) F. Devine, III, who is retiring from the Board after over 14 years of service, including six years as Chair.

Ms. Davis joined the Board in 2018 and has served as Chair of its Talent & Compensation Committee since 2019 and as a member of its Corporate Responsibility, Sustainability & Governance Committee since 2021. She brings significant footwear and retail industry leadership experience, having served in several public company executive and board roles throughout the last three decades. Ms. Davis’ particular expertise in the areas of premium branding, finance and risk oversight has been instrumental to Deckers, which has achieved record growth during her tenure.

Mr. Devine commented, “We are delighted to name Cindy as the next Chair of the Board. Over the past seven years, Cindy has added tremendous value, leveraging her deep consumer retail and brand development capabilities. As Deckers’ iconic brands continue to gain strong momentum on a global scale, Cindy’s knowledge and oversight will support the Company’s continued success. I am proud of the track record of growth and innovation we have established and believe Deckers is well-positioned to deliver value for stockholders and provide elevated experiences for customers for years to come.”

Ms. Davis said, “I’m honored to be appointed as Chair of the Board. Deckers has become an industry leader, offering unique and purposeful products that are increasingly embraced by consumers worldwide. The strength of our brands, disciplined marketplace management and long-term vision have positioned us for continued growth and top-tier levels of profitability. I look forward to working closely with the Board and management team to create value for all Deckers stakeholders. On behalf of the Board, I also want to thank Mike for his unwavering dedication to Deckers and remarkable leadership during a period of immense evolution for the Company, marked by five consecutive years of double-digit revenue and earnings per share growth.”

In connection with Ms. Davis’ appointment as Chair of the Board, Victor Luis, who has served as a member of the Board and as a member of the Talent & Compensation Committee since 2020, has been named Chair of the Talent & Compensation Committee. Effective immediately upon Mr. Devine's retirement, the Board approved a reduction in its size from 11 to ten members.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high-performance activities. The Company’s portfolio of brands includes UGG®, HOKA®, Teva®, Koolaburra®, and AHNU®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 50 years of history building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the strength and momentum of our brands; our ability to drive future growth and profitability; our ability to execute on our long-term strategies and objectives; and our ability to achieve continued success and deliver value for our stakeholders. We have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

# # #
Investor Contact:
Erinn Kohler | VP, Investor Relations, Corporate Planning & Business Analytics | Deckers Brands | 805.967.7611